Exhibit 99.1

Press Release

Media Contact

Alanna Vitucci

avitucci@uti.edu

480.710.6843

For Immediate Release

Universal Technical Institute Expands Platform of Workforce Solutions Offerings with Completion of Concorde Career Colleges, Inc. Acquisition

•	Positions Universal Technical Institute to Seize Opportunity in High-Growth, High-Demand Healthcare Education Market

•	Significantly Accelerates Ongoing Growth and Diversification Efforts in Conjunction with Existing Initiatives to Meet Increasing Demand from Employers and Students

•

Universal Technical Institute and Concorde Career Colleges Together Now Serve 20,000+ Students Across 14 States and 33 Locations with Significant Opportunities to Expand to Meet Varied Workforce-Training Needs

•	Concorde CEO Jami Frazier Joins the Universal Technical Institute Senior Leadership Team as President of the Healthcare Division

PHOENIX (December 1, 2022) - Universal Technical Institute, Inc. (NYSE: UTI), a leading workforce solutions provider of transportation and skilled trades education programs, today announced the close of its acquisition of Concorde Career Colleges, Inc. (“Concorde”), which offers more than 20 programs across the Allied Health, Dental, Nursing, Patient Care, and Diagnostic fields. The acquisition expands Universal Technical Institute’s portfolio of offerings into the higher-growth healthcare arena and creates the opportunity to bring workforce educational solutions to a broader array of students and employers.

The $50 million all-cash acquisition was previously announced on May 3, 2022, and includes 17 campuses in eight states that currently serve approximately 8,000 students. For the trailing twelve months ended September 30, 2022, Concorde reported unaudited revenue of approximately $200 million and adjusted EBITDA of approximately $17 million.

“We are pleased to welcome Concorde’s leadership team, faculty and staff, and, most importantly its students, to the Company,” said Universal Technical Institute Chief Executive Officer Jerome Grant. “This transaction marks a major milestone in executing our strategy as we expand the scope of our skilled education programs to serve students’ varied workforce-training needs and drive growth for the company.”

Mr. Grant continued, “Together with Concorde, we have now more than doubled the number of campuses in our ecosystem and expanded into the critical area of healthcare training to help meet the national shortage of healthcare workers, as part of our mission of becoming a valued and trusted educational partner for students across multiple industry verticals.”

Universal Technical Institute will support Concorde’s existing efforts to expand the healthcare opportunities for students and alumni, including adding new programs (pending regulatory approval), growing existing online offerings, and optimizing the current campus locations to enhance the opportunity for past, current and future students to increase their skills.

“On behalf of the Concorde team, I am excited to be joining Universal Technical Institute,” said Concorde Chief Executive Officer Jami Frazier. “Their core focus of delivering strong student and employment outcomes aligns closely with Concorde’s values of being student-centered, community-based, and achievement-driven. I look forward to collaborating with Jerome and his team as we work to help students and employers close the gap between the need for well-trained and skilled workers and the availability of quality programs designed to meet the needs of employers across a variety of industries.”

With the acquisition of Concorde complete, the Company will operate and report as two divisions. One will be comprised of Concorde and its leading healthcare education programs and campuses. Jami Frazier will serve as the Divisional President, reporting to CEO Jerome Grant. The other will continue as Universal Technical Institute, which also includes brands such as UTI, MIAT College of Technology, Motorcycle Mechanics Institute, Marine Mechanics Institute, and NASCAR Technical Institute. Jerome Grant will continue to directly lead this division until a Divisional President is named.

Earnings Call

Universal Technical Institute will discuss the acquisition in more detail and provide updated investor materials as part of its previously announced fiscal 2022 full year and fourth quarter earnings call on December 12, 2022.

About Universal Technical Institute, Inc.

Universal Technical Institute (NYSE: UTI) was founded in 1965 and is a leading workforce solutions provider of transportation, skilled trades and healthcare education programs, whose mission is to serve students, partners, and communities by providing quality education and support services for in-demand careers across a number of highly-skilled fields.

The Company is comprised of two divisions: UTI and Concorde Career Colleges. UTI operates 16 campuses located in 9 states and offers a wide range of transportation and skilled trades technical training programs under brands such as UTI, MIAT College of Technology, Motorcycle Mechanics Institute, Marine Mechanics Institute and NASCAR Technical Institute. Concorde Career Colleges operates across 17 campuses in 8 states, offering programs in the Allied Health, Dental, Nursing, Patient Care and Diagnostic fields.

For more information, visit www.uti.edu or www.concorde.edu, or visit us on LinkedIn at @UniversalTechnicalInstitute and @Concorde Career Colleges or on Twitter @news_UTI or @ConcordeCareer.

Non-GAAP Measures

For internal reporting purposes, Concorde defines adjusted EBITDA as net income (loss) before interest expense, interest income, income taxes, depreciation and amortization, adjusted for items not considered part of the company’s normal recurring operations. Adjusted EBITDA is a non-GAAP financial measure, which is provided to supplement, but not substitute for, the most directly comparable GAAP measure. We choose to disclose this non-GAAP financial measure for Concorde because it provides an additional performance measure. Since the items excluded from this measure are significant components in understanding and assessing financial performance under GAAP, this measure should not be considered to be an alternative to net income (loss), or any other measures derived in accordance with GAAP as a measure of operating performance or profitability.

Forward-Looking Statements

All statements contained in this press release, other than statements of historical fact, are “forward-looking” statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). These forward-looking statements which address Universal Technical Institute, Inc.’s (“UTI”) expected future business and financial performance may contain words such as “goal,” “target,” “future,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “project,” “may,” “should,” “will,” the negative form of these expressions or similar expressions. Examples of forward-looking statements include, among others, statements regarding (1) UTI’s belief that the acquisition will serve as a cornerstone for its key future growth and diversification efforts; (2) UTI’s ability to integrate Concorde’s healthcare programs into its portfolio of educational offerings; (3) UTI’s anticipated expansion efforts; (4) UTI’s expectation of increasing shareholder value; and (5) UTI’s expectation of accelerating its revenue, profitability and cash flow over the next several years. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on UTI’s current beliefs, expectations, and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of UTI’s control. UTI’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could affect UTI’s actual results include, among other things, changes to federal and state educational funding, changes to regulations or agency interpretation of such regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or modified campuses or instruction, potential increased competition, impacts related to the COVID-19 pandemic, changes in demand for the programs UTI offers, increased investment in management and capital resources, the effectiveness of UTI student recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic and political conditions, the adoption of new accounting standards, and other risks that are described from time to time in UTI’s public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the company’s filings with the SEC. Any forward-looking statements made by UTI in this press release are based only on information currently available to UTI and speak only as of the date on which it is made. UTI expressly disclaims any obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments, changes in expectations, any changes in events, conditions, or circumstances, or otherwise.

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